EXHIBIT 23.1
                                                                    ------------




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference of our report dated February 5, 2001 (including the restatements as a result of the pooling of interests of Q-DOT, Inc. as described in Note 2, thereof dated March 13, 2001) accompanying the financial statements of Simtek Corporation also incorporated by reference in the Form S-8 Registration Statement of Simtek Corporation.



/s/ Hein + Associates LLP
HEIN + ASSOCIATES LLP
Denver, Colorado
November 16, 2001